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NATIONWIDE LIFE INSURANCE COMPANY                                [THE BEST OF AMERICA(R)ABC ANNUITY]
P.O. BOX 18202  COLUMBUS, OH 43218-2021                          INDIVIDUAL FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE ANNUITY
1-800-XXX-XXX                                                    MINIMUM INITIAL PURCHASE PAYMENT OF $5,000



-------------------------- ---------------------------------------------------------------------------------------------------------
CONTRACT TYPE                  An option must be selected





NON-QUALIFIED   SIMPLE IRA*     CRT* (CHARTIABLE REMAINDER TRUST)       ORP 403(b)
IRA             SEP IRA*        401 (a) (Investment Only)*
ROTH IRA        EDUCATION IRA   403 (b) TSA (Non-Erisa only)*
 IRA
 Roth IRA


*These contract types require the completion of additional forms.  CRTs ARE NOT AVAILABLE IN NEW JERSEY



--------------------------------------- --------------------------------------------------------------------------------------------
PARTIES TO THE CONTRACT
CONTRACT OWNER

Last Name:                        First Name:                                         MI:
              ----------------               -------------------                         ---------
Address:
              ----------------------------------------------------------------------------------------------------------------------
Date of Birth:                          Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                            -----------------------------
Employer/Trust:
                --------------------------------------------

ANNUITANT

Last Name:                        First Name:                                         MI:
              ----------------               -------------------                         ---------

Address:
         ----------------------------------------------------------------------------------------------------------------------

Date of Birth:                          Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                            -----------------------------

JOINT OWNER* or  CONTINGENT OWNER  (Must specify by checking a box) Joint/Contingent Owners (Non-QualifiedContracts only)

Last Name:                        First Name:                                         MI:
              ----------------               -------------------                         ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------


Date of Birth:                          Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                            -----------------------------

*Joint Owners limited to spouses except in HI, NJ, OR, PA and VT

 CO-ANNUITANT (SPOUSE ONLY)  or  CONTINGENT ANNUITANT  (Must specify by checking a box)
 ------------                    --------------------

Last Name:                        First Name:                                         MI:
              ----------------               -------------------                         ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------

Date of Birth:                          Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                            -----------------------------

BENEFICIARIES (Whole Percentage Only: Allocation to all Primary must equal 100%; Allocation to all Contingents must also equal 100%)


                                                                                Relationship
Primary  Contingent       Print Full Name (Last, First, MI)       Allocation    to Annuitant       Soc. Sec. No.     Date of Birth
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------

-------------------------------- ---------------------------------------------------------------------------------------------------
OPTIONAL FEATURES                  (These Optional Features will increase the Variable Account Charge Assessed on Your Contract)
-------------------------------------------------------------------------------------------------------------------


 One Year Enhanced Death Benefit (additional charge 0.10%)        Earnings Enhancement (additional charge 0.35%)
 Combination Enhanced Death Benefit (additional charge 0.40%)     3% Extra Value (additional charge 0.30%)
 L - Share Option (additional charge 0.25%)                       4% Extra Value (additional charge 0.40%)
 C - Share Option (additional charge 0.30%)                       5% Extra Value (additional charge 0.50%)
 Enhanced Income Options (additional charge 0.10%)

PLEASE CONSULT THE PROSPECTUS OR APPLICABLE OPTION FOR DETAILS, INCLUDING ADDITIONAL CHARGES.


----------------- ------------------------------------------------------------------------------------------------------------------
REMARKS







------------------------------ -----------------------------------------------------------------------------------------------------
PURCHASE PAYMENT
AMOUNT: $________ ($5,000  minimum  initial).  A copy of this  application  properly  signed  by the  registered representative  will  constitute  receipt of the dollar amount  specified . If this  application is declined by the
Nationwide  Life  Insurance  Company,  there  will be no  liability  on the part of  Nationwide,  and any  payments submitted with this application will be refunded.

PAYMENT SUBMITTED VIA: Check         Wire       1035(a) Exchange          Transfer/Rollover      Apply for Tax Year:


------------------------------ -----------------------------------------------------------------------------------------------------
ASSET REBALANCING

 I elect  the asset rebalancing option (Check One)

      Quarterly      Semiannually      Annually   (If no  frequency  is  selected,  asset  rebalancing  will  occur quarterly.)
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  PURCHASE PAYMENT ALLOCATION   (Whole Percentages Only: Must Equal 100%)
 ---------------------------------------------- --------------------------------


THE UNDERLYING INVESTMENT OPTIONS LISTED ON THIS APPLICATION ARE ONLY AVAILABLE IN VARIABLE ANNUITY INSURANCE PRODUCTS ISSUED BY LIFE INSURANCE COMPANIES OR, IN SOME CASES, THROUGH PARTICIPATION IN CERTAIN QUALIFIED PENSION OR RETIREMENT PLANS. THEY ARE NOT OFFERED TO THE GENERAL PUBLIC DIRECTLY.

UNDERLYING MUTUAL FUNDS SHOWN BELOW DESIGNATED BY AN ** MAY INCLUDE RESTRICTIONS AND/OR CHARGES, PLEASE REVIEW THE UNDERLYING FUND PROSPECTUS CAREFULLY.



AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC.
    ______%   VP Income & Growth
              Fund: Class I
    ______%   VP International Fund:
              Class III**
    ______%   VP Ultra Fund: Class I

    ______%   VP Value Fund: Class I

DREYFUS
    ______%   Socially Responsible Growth Fund, Inc.: Initial Shares
    ______%   Stock Index Fund, Inc.: Initial Shares
DREYFUS INVESTMENT
PORTFOLIOS
    ______%   Small Cap Stock Index Portfolio: Service Shares
DREYFUS VARIABLE INVESTMENT
FUND
    ______%   Appreciation Portfolio: Initial Shares
FEDERATED INSURANCE SERIES
    ______%   Federated Quality Bond  Fund II: Primary Shares
FIDELITY VARIABLE INSURANCE
PRODUCTS FUND
    ______%   VIP Equity-Income Portfolio:
              Service Class
    ______%   VIP Growth Portfolio:  Service Class

    ______%   VIP High Income Portfolio:
              Service Class
    ______%   VIP Overseas Portfolio: Service Class R**

FIDELITY VARIABLE INSURANCE
PRODUCTS FUND II
    ______%   VIP II Contrafund (R) Portfolio: Service Class
FIDELITY VARIABLE INSURANCE
PRODUCTS FUND III
    ______%   VIP III Value Strategies
              Portfolio: Service Class

JANUS ASPEN SERIES
    ______%   Capital Appreciation Portfolio: Service Shares

    ______%   Global Technology Portfolio: Service II Shares**

    ______%   International Growth Portfolio: Service II Shares**


GARTMORE VARIABLE INSURANCE
TRUST (GVIT)
    ______%   Comstock GVIT Value: Class I

    ______%   Dreyfus GVIT Mid Cap Index:  Class I

    ______%   Fed. GVIT High Income Bond: Class I

    ______%   GVIT Emerging Markets:    Class III**

    ______%   GVIT Global Financial Svcs.: Class III**

    ______%   GVIT Global Health Sciences:  Class III**

    ______%   GVIT Global Tech. and Communications: Class III**

    ______%   GVIT Global Utilities:       Class III**

    ______%   GVIT Govt. Bond: Class I

    ______%   GVIT Growth: Class I

    ______%   GVIT International Growth: Class III**

    ______%   GVIT Money Market: Class I

    ______%   GVIT Nationwide Leaders:
              Class III**

    ______%   GVIT Small Cap Growth:
              Class I
    ______%   GVIT Small Cap Value: Class I

    ______%   GVIT Small Company:    Class I

    ______%   GVIT Total Return: Class I

    ______%   GVIT U.S. Growth Leaders:
              Class III**

    ______%   GVIT Worldwide Leaders:

              Class I
    ______%   J.P. Morgan GVIT Balanced:
              Class I

    ______%   MAS GVIT Multi Sector Bond:
              Class I
    ______%   Strong GVIT Mid Cap Growth: Class I

GARTMORE GVIT INVESTOR DEST.
    ______%   Gartmore GVIT Investor
              Dest. Conservative
    ______%   Gartmore GVIT Investor
              Dest. Moderately
              Conservative
    ______%   Gartmore GVIT Investor
              Dest. Moderate
    ______%   Gartmore GVIT Investor
              Dest. Moderately
              Aggressive
    ______%   Gartmore GVIT Investor
              Dest. Aggressive
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
    ______%   AMT Guardian Portfolio
    ______%   AMT Mid-Cap Growth Portfolio
    ______%   AMT Partners Portfolio
OPPENHEIMER VARIABLE ACCOUNT FUNDS
    ______%   Aggressive Growth Fund/VA:
              Initial Class
    ______%   Capital Appreciation Fund/VA: Initial Class
    ______%   Global Securities Fund/VA:
              Initial Class
    ______%   Main Street Growth & Income Fund/VA: Initial Class
    ______%   STRONG OPPORTUNITY FUND II, INC.

VAN KAMPEN
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
    ______%   Emerging Markets Debt
              Portfolio
    ______%   U.S. Real Estate Portfolio

NATIONWIDE LIFE INS. CO.
    ______%   Fixed Account
MVA/GUAR. TERM OPTION (GTO)
(NOT AVAILABLE IN MD OR WA.)
    ______%   1 Year

    ______%   3 Year

    ______%   5 Year            $1,000 minimum
                                    for each
    ______%   7 Year             MVA/GTO option

    ______%   10 Year









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DOLLAR COST AVERAGING  (Subject to availability, for details please consult the Contract and prospectus)

 ENHANCED RATE DOLLAR COST AVERAGING ELECTED ONLY AVAILABLE FROM THE NATIONWIDE FIXED ACCOUNT.

         12 Month Enhanced Rate - total amount to be dollar cost averaged $________divided by 11 = $_________per month

         6 Month Enhanced Rate - total amount to be dollar cost averaged  $________divided by 5 =  $_________per month

INTEREST  AVERAGING  EARNED  INTEREST  IS  TRANSFERRED  MONTHLY  FROM THE FIXED  ACCOUNT TO THE  VARIABLE  ACCOUNT
ALLOCATIONS SELECTED.
         Select the numeric day of the month this transfer should occur:        Day ___ of  each  month  (Example:
                                                                                   Day 12 of each month.)

 OTHER DOLLAR COST AVERAGING ELECTED THESE ARRANGEMENTS DO NOT PAY AN ENHANCED RATE

  Fund  from  which  transfers  will be made  (specify  periodic  transfer  amount  for each  fund;  any underlying mutual fund may be elected):
         ___________________________________(Name of Fund) $ each ______________ (month,  quarter, 6 months or year only)

DOLLAR COST AVERAGING ALLOCATION (Whole percentages only and must total 100%.)
Identify percentage of allocation for dollar cost averaging and the underlying mutual fund option below.
_____% _________________________________     _____%  _________________________        ______ %  __________________________
_____% _________________________________     _____%  _________________________        ______ %  __________________________
_____% _________________________________     _____%  _________________________        ______ %  __________________________

NOTICE TO AZ RESIDENTS ONLY: Upon written request, the Company agrees to provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity Contract to the Contract Owner. To be sure that the Contract Owner is satisfied with this Contract, the Contract Owner has the right to examine the Contract. Within ten days of the day the Contract is received by the Contract Owner, it may be returned to the Home Office of the Company or the agent through whom it was purchased. When the Contract is received at the Home Office, the Company will void the Contract as though it had never been in force and the Contract Value will be refunded in full. The Company reserves the right to allocate any Purchase Payments received during the Right to Examine period to a money market fund. When the Right to Examine period has expired, the Contract Value will be allocated to the underlying fund options specified by the Contract Owner.

NOTICE TO FL, MN, ND, SC, SD, TX, AND VT RESIDENTS ONLY Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Term Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge. Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

NOTICE TO AR, CO, KY, LA, ME, NM, OH AND TN RESIDENTS ONLY Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

NOTICE TO DC RESIDENTS ONLY WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

NOTICE TO MN RESIDENTS ONLY This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

NOTICE TO FL RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTICE TO NJ RESIDENTS ONLY Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTICE TO WA RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

NOTICE TO OK AND PA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

---------------------------------------------- -------------------------------------------------------------------------------------
CONTRACT OWNER SIGNATURES

To the best of my knowledge  and belief,  I hereby  represent my answers to the above  questions to be accurate and complete.  I acknowledge  that I have received and  understand  the current  prospectus  for this variable  annuity
Contract.  I ALSO  UNDERSTAND  THAT THE  GUARANTEED  TERM  OPTIONS OF THE MULTIPLE  MATURITY  ACCOUNT THAT HAVE NOT
MATURED  (REACHED  THE  MATURITY  DATE) MAY BE  SUBJECT  TO AN  AUTOMATIC  MARKET  VALUE  ADJUSTMENT  JUST PRIOR TO
ANNUITIZATION. (GTOS NOT AVAILABLE IN MD AND WA.)

 Yes   No         Will the applied for Contract replace existing annuities or insurance?
                  Please send me a copy of the Statement of Additional Information to the Prospectus.
                  I consent  to having the  Company  send my  prospectus(es),  confirmation  statements,  quarterly statements, annual statements, and other product information to my e-mail address shown below.

CONTRACT OWNER'S E-MAIL ADDRESS  ___________________________________________________

STATE IN WHICH APPLICATION WAS SIGNED  ____________________________________________    DATE ___________________________________
                                                                       State
THE CONTRACT PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CONTRACT ARE VARIABLE AND ARE NOT
GUARANTEED AS TO FIXED DOLLAR AMOUNT.
CONTRACT OWNER ____________________________________________________
                                 Signature

JOINT CONTRACT OWNER ________________________________________________   CO-ANNUITANT ____________________________________________
                                      Signature                                                      Signature

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REGISTERED REPRESENTATIVE INFORMATION

 Yes   No Do you have any  reason  to  believe  the  Contract  applied  for is to  replace  existing  annuities  or insurance?
REGISTERED REPRESENTATIVE ________________________________________________________________________________________________________
                                                                                         Signature
       Florida License Identification #: (Florida Agents only)
                                                              ___________________________________________________________________
       REGISTERED REPRESENTATIVE SS# _____________________________________________  FIRM NAME ______________________________________

       ADDRESS ________________________________________________________________     PHONE __________________________________________

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